Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Board of Directors and Shareholders
LMI Aerospace, Inc.
St. Charles, Missouri
We hereby consent to the incorporation by reference in the prospectus constituting part of this registration statement on Form S-3 of our report dated March 13, 2009, relating to the financial statements and financial statement schedule, appearing in LMI Aerospace, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2009. We also consent to the reference to us under the heading “Experts” in such Registration Statement.
/s/ BDO USA, LLP (formerly known as BDO Seidman, LLP)
Chicago, Illinois
November 5, 2010